UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2019

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agency Agreement

On March 13, 2019, Sigma Labs, Inc. (the “Company”) entered into a placement agency agreement (the “Agency Agreement”) with Dawson James Securities, Inc., as exclusive placement agent (the “Placement Agent”) in connection with a public offering (the “Offering”) of the Company’s securities. Pursuant to the Agency Agreement, the Company has agreed to sell up to 1,400,800 units, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share, and 30% of a warrant to purchase a share of the Company common stock at an exercise price of $1.61 per whole share. The units will be sold at a price of $1.40 per unit. The shares of common stock and warrants will be mandatorily separable immediately upon issuance.

The Company has agreed to pay to the Placement Agent a placement agent fee equal to 8% of the aggregate gross proceeds to the Company from the sale of the securities in the Offering. In addition, the Company has agreed to reimburse the Placement Agent for diligence expenses and legal fees in the sum of $45,000 and the reimbursement of “blue sky” fees and expenses not to exceed $10,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The closing of the Offering is expected to occur on March 15, 2019.

Pursuant to the Agency Agreement, the Company also agreed to issue to the Placement Agent a five-year unit purchase option (the “Unit Purchase Option”) to purchase 8% of the number of units sold in this offering at an exercise price equal to $1.75 per unit (125% of the public offering price per share). The unit purchase option will be exercisable at any time and from time to time, in whole or in part, during the period commencing six months following the commencement date of this offering and ending five years from the commencement date of this offering.

The anticipated gross proceeds to us from the offering, before deducting the placement agent’s fees and expenses and other estimated offering expenses payable by us are expected to be approximately $1,961,120.

Pursuant to the Agency Agreement, the Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Agency Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities. The Agency Agreement also contains customary representations, warranties, and conditions precedent to closing.

The securities were offered and will be sold pursuant to a final prospectus supplement that was filed with the Securities and Exchange Commission, or SEC, in connection with a takedown from our effective shelf registration statement on Form S-3 (File No. 333-225377) and the base prospectus dated as of June 14, 2018 contained in such registration statement. In connection with the offering, we also filed with the SEC a preliminary prospectus supplement relating to the Offering.

The Agency Agreement, the form of the warrants and the Unit Purchase Option are filed as exhibits hereto and are incorporated into this Item 1.01 by reference. The foregoing description of the Agency Agreement, the warrants and the Unit Purchase Option are qualified in its entirety by reference to the full text of the same. The representations, warranties and covenants contained in the Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agency Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agency Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agency Agreement.

2

Item 8.01	Other Events.

On March 12, 2019 and March 13, 2019, we issued press releases announcing the Offering and the pricing of the Offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

As of March 13, 2019, the Company had outstanding 9,135,290 shares of common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019	SIGMA LABS, INC.

	By:	/s/ John Rice
	Name:	John Rice
	Title:	Chief Executive Officer

4

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Placement Agency Agreement, dated as of March 13, 2019, between Sigma Labs, Inc. and Dawson James Securities, Inc.

4.1	Form of Common Stock Purchase Warrant.

4.2	Form of Unit Purchase Option.

5.1	Opinion of TroyGould PC

23.1	Consent of TroyGould PC (included in Exhibit 5.1)

99.1	Press release of Sigma Labs, Inc. issued March 12, 2019

99.2	Press release of Sigma Labs, Inc. issued March 13, 2019

5